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                                                             EXHIBIT 10.5.1

                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

                                      among

                                   EXULT, INC.

                                       and

                  CERTAIN OF ITS STOCKHOLDERS IDENTIFIED HEREIN

                            Dated: December 23, 1999


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               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                  THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, is made and entered into on December 23, 1999 (this "Agreement"), among EXULT, Inc. (f/k/a/BPO-US, Inc.), a Delaware corporation (the "Company"), General Atlantic Partners 54, L.P., a Delaware limited partnership ("GAP LP"), General Atlantic Partners 57, L.P., a Delaware limited partnership ("GAP 57"), GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment I"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment II"), General Atlantic Partners 60, L.P., a Delaware limited partnership ("GAP 60"), James Madden ("Madden") and BP International Limited, a company incorporated in England ("BPI").

                  WHEREAS, the Company and certain of its stockholders are parties to a Registration Rights Agreement, dated April 27, 1999, as the same has been amended by Amendment No. 1 thereto, dated October 22, 1999 and Amendment No. 2 thereto, dated December 7, 1999 (as so amended, the "Original Agreement"); and

                  WHEREAS, the Company is issuing certain shares, par value $.0001 per share, of its Series C Convertible Preferred Stock (the "Series C Preferred Stock") to GAP 60, GAP Coinvestment II and JRO Consulting, Inc, an Illinois corporation ("JRO"), pursuant to the Stock Purchase Agreement, dated the date hereof ("Stock Purchase Agreement 3"), by and among the Company, GAP 60, GAP Coinvestment II and JRO;

                  WHEREAS, the parties hereto desire to amend and restate the Original Agreement to add GAP 60 as a party and to incorporate the substance of the amendments made to the Original Agreement;

                  WHEREAS, certain of the parties hereto have the authority pursuant to Section 10(d) of the Original Agreement to amend and restate the Original Agreement and to bind the parties to the Original Agreement to such amendment and restatement; and

                  WHEREAS, in order to induce GAP 60 and GAP Coinvestment II to purchase their respective shares of Series C Preferred Stock pursuant to Stock Purchase Agreement 3, the Company and the other parties to the Original Agreement have agreed to amend and restate the Original Agreement on the terms and conditions contained herein and to grant GAP 60 registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

                  The parties hereby agree as follows:

         1. Definitions. As used in this Agreement the following terms have the meanings indicated:

                  "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP LP, GAP 57 and GAP 60: (a) GAP LLC, the members of GAP


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LLC, the limited partners of GAP LP, the limited partners of GAP 57 and the limited partners of GAP 60; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP LP, the limited partners of GAP 57 or the limited partners of GAP 60; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members of -GAP LLC. In addition, GAP LP, GAP 57, GAP 60, GAP LLC, GAP Coinvestment I and GAP Coinvestment II shall be deemed to be Affiliates of one another. Notwithstanding the foregoing, for the purposes of this Agreement, none of the portfolio companies of GAP LLC shall be considered an "Affiliate" of GAP LP, GAP 57, GAP 60, GAP LLC, GAP Coinvestment I or GAP Coinvestment II. Furthermore, the following shall be deemed to be Affiliates of BPI: (i) any trust, corporation, partnership, unincorporated joint venture or limited liability company, in which BP Amoco holds directly or indirectly a beneficial interest in excess of 20 percent and (ii) any pension, benefit or incentive plan for the benefit of BPI employees of the BP Amoco Group.

                  "Approved Underwriter" has the meaning set forth in Section 3(f) of this Agreement.

                  "BP Amoco" means BP Amoco plc, a company incorporated in England whose registered office is at Britannic House, 1 Finsbury Circus, London EC2M 7BA, and any successor to such entity.

                  "BP Amoco Group" means any entity in which BP Amoco holds directly or indirectly a beneficial interest in excess of fifty percent (50%).

                  "BPI" means BP International Limited, a company incorporated in England whose registered office is at Britannic House, 1 Finsbury Circus, London EC2M 7BA, and any successor to such entity.

                  "BPI Common Stock Warrant" means that Common Stock Warrant dated December 7, 1999 whereby the Company granted BPI the right to purchase 667,844 shares of Common Stock subject to adjustments to the amount of securities obtainable thereunder, pursuant to the terms thereof.

                  "BPI Series C Stock Warrant" means that Series C Convertible Preferred Stock Warrant dated December 7, 1999 whereby the Company granted BPI the right to purchase 667,844 shares of Series C Convertible Preferred Stock subject to adjustments to the amount of securities obtainable thereunder, pursuant to the terms thereof.

                  "BPI Stockholders" means BPI and any Permitted Transferee (as defined in the Stockholders Agreement) thereof to which Shares (as defined in the Stockholders Agreement) are transferred in accordance with Section 2.2 of the Stockholders Agreement, and the term "BPI Stockholder" shall mean any such Person.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.


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                  "Closing Price" means, with respect to the Registrable
Securities, as of the date of determination, (a) the closing price per share of a Registrable Security on such date published in the Wall Street Journal or, if no such closing price on such date is published in the Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not so designated, the aver-age of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of the New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Company's Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder.

                  "Common Stock" means the Common Stock, par value $.0001 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

                  "Company" has the meaning set forth in the recitals to this Agreement.

                  "Company Underwriter" has the meaning set forth in Section 4(c) of this Agreement.

                  "Demand Registration" has the meaning set forth in Section 3(a) of this Agreement.

                  "Designated Holder" means each of the Madden Stockholders, the General Atlantic Stockholders and the BPI Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with the provisions of the Stockholders Agreement and Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "GAP 57" has the meaning set forth in the recitals to this Agreement.

                  "GAP 60" has the meaning set forth in the recitals to this Agreement.

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                  "GAP Coinvestment I" has the meaning set forth in the recitals to this Agreement.

                  "GAP Coinvestment II" has the meaning set forth in the recitals to this Agreement.

                  "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP, GAP 57 and GAP 60, and any successor to such entity.

                  "GAP LP" has the meaning set forth in the recitals to this Agreement.

                  "General Atlantic Stockholders" means GAP LP, GAP Coinvestment I, GAP Coinvestment II, GAP 57, GAP 60 and any Permitted Transferee (as defined in the Stockholders Agreement) of any of them to which Shares (as defined in the Stockholders Agreement) are transferred in accordance with Section 2.2 of the Stockholders Agreement, and the term "General Atlantic Stockholder" shall mean any such Person.

                  "Holders' Counsel" has the meaning set forth in Section 7(a)(i) of this Agreement.

                  "Incidental Registration" has the meaning set forth in Section 4(c) of this Agreement.

                  "Indemnified Party" has the meaning set forth in Section 8(c) of this Agreement.

                  "Indemnifying Party" has the meaning set forth in Section 8(c) of this Agreement.

                  "Initial Public Offering" means an underwritten initial public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

                  "Initiating Holders" has the meaning set forth in Section 3(a) of this Agreement.

                  "Inspector" has the meaning set forth in Section 7(a)(vii) of this Agreement.

                  "IPO Effectiveness Date" means the date upon which the Company closes its Initial Public Offering.

                  "IPO Registration" has the meaning set forth in Section 4(a).

                  "Liability" has the meaning set forth in Section 8(a) of this Agreement.

                  "Madden" has the meaning set forth in the recitals to this Agreement.

                  "Madden Shares" has the meaning set forth in the recitals to this Agreement.


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                  "Madden Stockholders" means Madden and any Permitted
Transferee (as defined in the Stockholders Agreement) of Madden to which Registrable Securities are transferred in accordance with Section 2.2 of the Stockholders Agreement and the term "Madden Stockholders" shall mean any such Person.

                  "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding 30 days on which the national securities exchanges are open for trading.

                  "NASD" has the meaning set forth in Section 7(a)(xiii) of this Agreement.

                  "Permitted Transferee" has the meaning set forth in the Stockholders Agreement.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Post-IPO Registration" has the meaning set forth in Section 4(b).

                  "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

                  "Records" has the meaning set forth in Section 7(a)(vii) of this Agreement.

                  "Registrable Securities" means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders or issued or issuable upon conversion of shares of Preferred Stock, and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants or conversion of any shares of Preferred Stock issued upon the exercise of any warrants acquired by any of the Designated Holders after the date hereof, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

                  "Registration Expenses" has the meaning set forth in Section 7(d) of this Agreement.

                  "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.


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                  "S-3 Initiating Holders" has the meaning set forth in Section
5(a) of this Agreement.

                  "S-3 Registration" has the meaning set forth in Section 5(a) of this Agreement.

                  "SEC" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $.0001 per share, of the Company. (The par value of such shares of Series A Preferred Stock having been changed from $.01 per share to $.0001 per share pursuant to the Amended and Restated Certificate of Incorporation of the Company).

                  "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $.0001 per share, of the Company.

                  "Series C Preferred Stock" has the meaning set forth in the recitals to this Agreement.

                  "Stockholders Agreement" means the Amended and Restated Stockholders Agreement, dated the date hereof, among the Company and certain stockholders of the Company identified therein.

                  "Stock Purchase Agreement 1" means the Stock Purchase Agreement, dated April 27, 1999, by and among the Company, certain of the General Atlantic Stockholders and certain other Persons named therein pursuant to which the Company issued and sold shares of its Series B Preferred Stock to such General Atlantic Stockholders and such other Persons, as amended.

                  "Stock Purchase Agreement 2" means the Stock Purchase Agreement, dated October 22, 1999, by and among the Company, certain of the General Atlantic Stockholders and certain other Persons named therein pursuant to which the Company issued and sold shares of its Series C Preferred Stock to such General Atlantic Stockholders and such other Persons.

                  "Stock Purchase Agreement 3" has the meaning set forth in the recitals to this Agreement.

                  "Stock Purchase Agreements" means Stock Purchase Agreement 1, Stock Purchase Agreement 2 and Stock Purchase Agreement 3.

         2.       General; Securities Subject to this Agreement.


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                  (a) Grant of Rights. The Company hereby grants registration rights to the Madden Stockholders, the General Atlantic Stockholders and the BPI Stockholders upon the terms and conditions set forth in this Agreement.

                  (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when
(i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of Registrable Securities held by a Designated Holder are eligible, in the opinion of counsel to the Designated Holder, who shall be reasonably satisfactory to the Company, to be distributed to the public during any 90-day period without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act or
(iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

                  (c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

         3.       Demand Registration.

                  (a) Request for Demand Registration. At any time after the IPO Effectiveness Date, if the Company is not eligible to use Form S-3 (or any successor form thereto) in connection with a public offering of its securities, then one or more of the General Atlantic Stockholders as a group, acting through GAP LLC or its written designee (the "Initiating Holders"), may make a written request to the Company to register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect more than two such Demand Registrations for the General Atlantic Stockholders. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Registration Statement. If at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Company is engaged in, or has fixed plans to engage in within 60 days of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be materially adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of three months from the effective date of such offering or the date of completion of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any six month period. In addition, the Company shall not be


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required to effect any registration within 90 days (or 180 days in the case of the Company's Initial Public Offering) after the effective date of any other Registration Statement of the Company. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

                  (b) Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may request inclusion of its or his Registrable Securities under any Demand Registration pursuant to this
Section 3(b). Within 10 days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to
Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within 10 days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered and the intended method of disposition thereof. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 3 with respect to such Demand Registration, provided that any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

                  (c) Effective Demand Registration. The Company shall use its reasonable best efforts to cause any such Demand Registration to become and remain effective not later than 90 days after it receives a request under
Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

                  (d) Expenses. In any registration initiated as a Demand Registration, the Company shall pay all reasonable Registration Expenses (other than underwriters' discounts and


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commissions) in connection therewith, whether or not such Demand Registration becomes effective, provided, however, that the Company shall not be required to pay for any expenses of a Demand Registration begun pursuant to Section 3 if the Demand Registration request is subsequently withdrawn at the request of the Initiating Holders who requested such Demand Registration (in which case all of such Initiating Holders shall bear such expenses), unless such Initiating Holders agree to forfeit their right to one demand registration pursuant to
Section 3; and provided, further, that if at the time of such withdrawal, such Initiating Holders reasonably determine in good faith that there is, or is pending, either (i) a material adverse change in the condition, business or prospects of the Company or (ii) a material activity by the Company which would materially adversely affect the Demand Registration, in either case from that known to such Initiating Holders at the time of their request and such Initiating Holders have withdrawn the request with reasonable promptness following their determination of such material adverse change or disclosure by the Company of such material adverse change or such material activity, then such Initiating Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.

                  (e) Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders to which the requested Demand Registration relates so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to
Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that marketing factors require a limitation on the aggregate amount of such Registrable Securities to be included in such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without jeopardizing the success of such offering and shall reduce the amount of Registrable Securities to be included in such registration, first as to the Company, second as to the Designated Holders (who are not Initiating Holders and who requested to participate in such registration pursuant to Section 3(b) hereof) as a group, if any, and third as to the Initiating Holders as a group, pro rata within each group based on the number of Registrable Securities owned by each such Designated Holder or Initiating Holder, as the case may be.

                  (f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or S-3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld.


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         4.       Incidental or "Piggy-Back" Registration.

                  (a) If the Company proposes to file a Registration Statement with respect to its Initial Public Offering, then the Company shall give written notice of such proposed filing to each of the Madden Stockholders and the BPI Stockholders at least 20 days before the anticipated filing date thereof, and such notice shall offer to each of the Madden Stockholders and the BPI Stockholders the opportunity to register a reasonable number (determined in consultation with GAP LLC) of the Registrable Securities held by such Madden Stockholders and BPI Stockholders (the "IPO Registration").

                  (b) At any time after the consummation of the Initial Public Offering, in the event of any registered public offering of the Common Stock of the Company, if the Company proposes to file a Registration Statement with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of another stockholder of the Company who was granted registration rights by the Company other than pursuant to this Agreement, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least 20 days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such holder may request (a "Post-IPO Registration and, together with the IPO Registration, an "Incidental Registration").

                  (c) The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters selected by the Company for a proposed underwritten offering (the "Company Underwriter") to permit each of the Madden Stockholders and the BPI Stockholders (in the case of an IPO Registration) and the Designated Holders (in the case of a Post-IPO Registration) who have requested in writing within 10 calendar days of receipt of the notice provided for in subsection (a) or subsection (b) above, as the case may be, to participate in the IPO Registration (in the case of the Madden Stockholders and the BPI Stockholders) or the Post-IPO Registration (in the case of the Designated Holders) to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any Incidental Registration under this
Section 4 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the holders thereof accept the terms of the underwritten offering as agreed upon between the Company and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that marketing factors require a limitation on all or part of the Registrable Securities which the Designated Holders have requested to be included in such offering, then the Company shall be required to include such Incidental Registration to the extent of the amount that the Company Underwriter believes may be sold without jeopardizing the success of such offering, first, all of the securities to be offered for the accounts of the Company; second, the Registrable Securities to be offered for the account of the Madden Stockholders and the BPI Stockholders, pro rata based on the number of Registrable Securities owned thereby (in the case of the IPO Registration) or the Designated Holders (in the case of the Post-IPO Registration) pursuant to this Section 4, pro rata based on


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the number of Registrable Securities owned thereby; and third, any other securities requested to be included in such underwritten offering.

                  (d) Expenses. The Company shall pay all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

                  (e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4 prior to the effectiveness of such registration whether or not any Designated Holder has elected to include Registrable Securities in such registration.

         5.       Form S-3 Registration.

                  (a) Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 in connection with a public offering of its securities, in the event that the Company shall receive from one or more of the General Atlantic Stockholders as a group, acting through GAP LLC or its written designee (the "S-3 Initiating Holders"), a written request that the Company register, under the Securities Act, on Form S-3 (or any successor form then in effect) (an "S-3 Registration"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least 20 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, within 10 days after their receipt from the Company of the written notice of such registration. With respect to each S-3 Registration, the Company shall (i) subject to Sections 5(b) and 5(c), include in such offering the Registrable Securities of the S-3 Initiating Holders, and (ii) subject to Sections 5(b) and 5(c), use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than ninety (90) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this
Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein.

                  (b) Form S-3 Underwriting Procedures. If the Company or the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders to which the requested S-3 Registration relates so elect, the Company shall use its reasonable commercial efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be an Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter believes that marketing factors require a limitation on the number of Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included in such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without jeopardizing the success of such offering, first, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such S-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such underwritten offering.

                  (c) Limitations on Form S-3 Registrations. If at the time of any request to register Registrable Securities pursuant to Section 5(a), the Company is engaged in, or has fixed plans to engage in within 60 days of the time of such request, a registered public offering or is engaged or has fixed plans to engage in any other activity which, in the good faith determination of the Board of Directors of the Company, would be materially adversely affected by the requested S-3 Registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of three months from the effective date of such offering or the date of completion of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any six month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within 90 days after the effective date of any other Registration Statement of the Company,
(ii) if within the 12-month period preceding the date of such request, the Company has effected two registrations on Form S-3 pursuant to Section 5(a),
(iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $5,000,000.

                  (d) Expenses. The Company shall pay all reasonable Registration Expenses (other than underwriters' discounts and commissions) in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

                  (e) No Demand Registration. No registration requested by any Designated Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

         6.       Holdback Agreements.

                  (a) Restrictions on Public Sale by Designated Holders. If and to the extent requested by the Company, the Initiating Holders or the S-3 Initiating Holders, as the case may be, in the case of a non-under-written public offering or if and to the extent requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Holder of Registrable Securities agrees (i) not to effect any sale, short sale, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, and
(ii) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the 90 day period (or 180 day period in the case of the Company's Initial Public Offering) or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of such Registration Statement (except as part of such registration) or the IPO Effectiveness Date. The Company may impose stop-transfer instructions with respect to such securities subject to the foregoing restrictions until the end of such period.

                  (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) 90 days after the effective date of such Registration Statement (except as part of such registration).

         7.       Registration Procedures.

                  (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or
Section 5 of this Agreement, the Company shall use its reasonable commercial efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                      (i) prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, if counsel for the Company does not make itself available to serve as counsel for the Designated Holders or if counsel for the Company makes itself available to serve as counsel for the Designated Holders, but the representation of such Designated Holders by the Company's counsel would be inappropriate under applicable standards of professional conduct, then the Company shall provide one counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all action required to prevent the entry of such stop order or to remove it if entered;

                      (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 90 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                      (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                      (iv) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                      (v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                      (vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3,
Section 4 or Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                      (vii) (x) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter reasonably requests and (y) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                      (viii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing under-writer participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally avail-able to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                      (ix) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reason-ably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve
(12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                      (x) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                      (xi) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or
Section 5 hereunder;

                      (xii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                      (xiii) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

                  (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reason-ably request in writing.

                  (c) Notice to Discontinue. Each Designated Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

                  (d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement),

(iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Company and, in the case of a Demand Registration and S-3 Registration, any reasonable fees of Holders' counsel, if any, one law firm representing the Initiating Holders and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Holders' Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their counsel.

         8        Indemnification; Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reason-able costs of investigation) (collectively, "liability"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus made in reliance upon information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

                  (b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reason-ably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only with respect to any such information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to this
Section 8(b); provided, however, that (i) the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates unless the obligations of such Designated Holder hereunder arise out of or are based upon willful misconduct of such Designated Holder, and (ii) such Designated Holder shall only be liable for its pro rata share of any amounts to be indemnified pursuant to this Section 8(b).

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such

Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

                  (d) Contribution. If the indemnification provided for in this
Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such liabilities as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that (i) the total amount to be contributed by such Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering unless the obligations of such Designated Holder hereunder arise out of or are based upon willful misconduct of such Designated Holder, and (ii) such Designated Holder shall only be liable for its pro rata shares of any amounts to be contributed pursuant to this Section 8(d).

                      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing provisions of this Section 8, to the extent that the provisions relating to indemnification and contribution in an underwriting agreement entered into by the Company in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the Company shall use its best efforts to cause any such underwriting agreement to provide for the limitations on each Designated Holder's indemnification and contribution obligations set forth in Sections 8(b) and 8(d) hereof.

         9 Rule 144. The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations here-after adopted by the SEC. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

         10       Miscellaneous.

                  (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by sale, merger or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

                  (b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

                  (c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                  (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) the Madden Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the Madden Stockholders, (iii) the General Atlantic Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the General Atlantic Stockholders, and
(iv) the BPI Stockholders, holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable

Securities owned by all of the BPI Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders.

                  (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                          (i)      if to the Company or the Madden Stockholders:

                                   EXULT, Inc.
                                   4 Park Plaza
                                   Suite 350
                                   Irvine, California 92416
                                   Telecopy:  (949) 250-8002
                                   Attention:  Bill Peters

                                   with a copy to:

                                   Brobeck, Phleger & Harrison LLP
                                   38 Technology Drive
                                   Irvine, California 92618
                                   Telecopy: (949) 790-6301
                                   Attention: Bruce Hallett, Esq.

                          (ii)     if to the General Atlantic Stockholders:

                                   c/o General Atlantic Service Corporation
                                   3 Pickwick Plaza
                                   Greenwich, Connecticut  06830
                                   Telecopy:  (203) 622-8818
                                   Attention:  Steven A. Denning

                                   with a copy to:

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York 10019-6064
                                   Telecopy:  (212) 757-3990
                                   Attention:  Matthew Nimetz, Esq.

                          (iii)    if to the BPI Stockholders:

                                   BP International Limited
                                   Britannic House
                                   1 Finsbury Circus

                                    London EC2M 7BA
                                    Telecopy:  44 171 496 4517
                                    Attention:  David Watson, Treasurer

                                    with a copy to:

                                    Linklaters & Alliance
                                    One Silk Street
                                    London EC2Y 8HQ
                                    Telecopy:  44 171 456 2222
                                    Attention:  Lee Taylor

                      (iv) if to any other Designated Holder, at its address as it appears on the record books of the Company.

                      All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if properly telecopied.

                  (f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and permitted assigns of each of the parties hereto as hereinafter provided. The Demand Registration Rights and the S-3 Registration Rights of the General Atlantic Stockholders contained in Sections 3 and 5 hereof, respectively, and the other rights of each of the General Atlantic Stockholders, the Madden Stockholders and the BPI Stockholders (other than the incidental registration rights of the BPI Stockholders with respect to an Initial Public Offering, which such registration rights may only be assigned to an Affiliate in which BPI holds an ownership interest of 50% or greater) with respect thereto shall be, with respect to any Registrable Security, (i) automatically transferred, in the case of such rights of the General Atlantic Stockholders, among the General Atlantic Stockholders, in the case of such rights of the Madden Stockholders, among the Madden Stockholders, and in the case of such rights of the BPI Stockholders, among the BPI Stockholders and (ii) in all other cases, transferred only with the consent of the Company, except as set forth below. The incidental or "piggy-back" registration rights of the Madden Stockholders contained in Section 4(a) hereof may be transferred only with the consent of the Company, which consent shall not be unreasonably withheld. The incidental or "piggy-back" registration rights of the Designated Holders contained in Sections 3(b) and 4(b) hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred by such Designated Holder to any Person who is the transferee of such Registrable Security provided that such transferee holds at least $2.5 million of Registrable Securities (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations), and (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of Registrable Securities held by a transferee or assignee, the holders of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking actions under this Agreement. All of the obligations of the Company hereunder shall survive any such transfer. No Person other than the parties hereto and their heirs, legatees, legal representatives, successors and permitted assigns is intended to be a beneficiary of the rights granted hereunder.

                  (g) Termination. This Agreement shall terminate and be of no further force or effect at such time as there shall no longer be any Registrable Securities outstanding. In addition, the right of any Designated Holder to request registration or inclusion in any registration pursuant to Section 3,
Section 4 or Section 5 of this Agreement shall terminate on such date that such Designated Holder no longer holds any Registrable Securities.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION

                  (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

                  (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Stock Purchase Agreements, the Stockholders Agreement, the BPI Common Stock Warrant and the BPI Series C Stock Warrant. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the Original Agreement.

                  (m) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement.

                  (n) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreements, the Stockholders Agreement, the BPI Common Stock Warrant or the BPI Series C Stock Warrant.

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                               EXULT, INC.


                               By:
                                   ---------------------------------------------
                                        Name:  James C. Madden
                                        Title:  Chief Executive Officer


                               GENERAL ATLANTIC PARTNERS 54, L.P.

                               By:      GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner

                               By:
                                   ---------------------------------------------
                                        Name:
                                        Title:


                               GENERAL ATLANTIC PARTNERS 57, L.P.

                               By:      GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner

                               By:
                                   ---------------------------------------------
                                        Name:
                                        Title:


                               GENERAL ATLANTIC PARTNERS 60, L.P.

                               By:      GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner

                               By:
                                   ---------------------------------------------
                                        Name:
                                        Title:

                               GAP COINVESTMENT PARTNERS, L.P.


                               By:
                                   ---------------------------------------------
                                        Name:
                                        Title:


                               GAP COINVESTMENT PARTNERS II, L.P.


                               By:
                                   ---------------------------------------------
                                        Name:
                                        Title:


                               BP INTERNATIONAL LIMITED


                               By:
                                   ---------------------------------------------
                                        Name:
                                        Title:


                                   ---------------------------------------------
                                        James Madden